UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2023

Enhabit, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-41406		47-2409192
(Commission File Number)		(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206

(Address of Principal Executive Offices, Including Zip Code)

(214) 239-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

EXPLANATORY NOTE

On February 14, 2023, Enhabit, Inc. (the “Company”) furnished copies of a press release and supplemental information reporting its financial results for the quarter and year ended December 31, 2022 on a Current Report on Form 8-K (the “Original 8-K”). This Amendment No. 1 on Form 8-K/A is being furnished to amend Items 2.02 and 7.01 of the Original 8-K, as described below.

Item 2.02.	Results of Operations and Financial Condition.*

On April 3, 2023, the Company filed a Form 12b-25 notifying the Securities and Exchange Commission that it is unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) by the prescribed due date without unreasonable effort or expense because the Company requires additional time to complete the preparation of its financial statements for the fiscal year ended December 31, 2022. The Company has not finalized its goodwill impairment analysis for the year ended December 31, 2022. As disclosed in the Form 10-Q filed for the quarter ended September 30, 2022, the fair value of the home health reporting unit exceeded its carrying value by less than 5%. Given the sensitivity of the estimates and assumptions, the Company needs additional time to complete the goodwill impairment analysis. The Company is also evaluating its internal controls related to its goodwill impairment analysis.

In addition, management determined that the Company’s reserve against gross accounts receivable was understated in the financial results that it released on February 14, 2023 by approximately $12 million and consequently, expects to record a corresponding adjustment. Of the $12 million adjustment, a little more than half was attributable to failures in the Company’s computation of the accounts receivable. The remainder was attributable to an update of the Company’s collections assumptions based on preliminary first quarter 2023 data that indicated a slowing rate of collections, which the Company believes is in part a result of the growing shift in the Company’s third-party payor mix, and specifically, an increase in Medicare Advantage payors.

Based on currently available information, the Company identified a material weakness in its internal controls over financial reporting relating to its accounts receivable allowance methodology controls to monitor and review the estimated recoverability of accounts receivable, including the impact of changes to our third-party payor mix. Consequently, the Company expects to conclude that the Company’s disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2022. As a result of the accounts receivable matter, the Company does not expect to amend any previously issued financial statements.

The Company also intends to record a $2 million benefit related to its 2022 bonus accrual following approval of the 2022 bonus performance objectives by the Company’s Board of Directors at the end of February 2023.

The Company does not expect to revise its full-year 2023 guidance which was released on February 14, 2023.

The Company intends to file its 2022 Form 10-K as soon as reasonably possible, but there can be no assurance that the Company will be able to file its 2022 Form 10-K by the prescribed due date or that any estimates will not change.

Item 7.01.	Regulation FD Disclosure.*

The information in Item 2.02 is incorporated herein by reference.

*

The information in Item 2.02 and Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.

By:	/s/ Dylan Black
Name:	Dylan Black
Title:	General Counsel

Dated: April 4, 2023